Exhibit (j)(4)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Variable Portfolios, Inc.

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information for ING Hang Seng Index Portfolio, ING RussellTM Large Cap Growth Index Portfolio, ING RussellTM Large Cap Value Index Portfolio, and ING RussellTM Mid Cap Growth Index Portfolio, each a series of ING Variable Portfolios, Inc.

/s/ KPMG

Boston, Massachusetts

April 28, 2009